Exhibit 15.5

June 21, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 16F of Form 20-F for the fiscal year ended March 31, 2022 of Medicenna Therapeutics Corp. (the “Company”) and are in agreement with the statements contained in paragraphs 2, 3 and 4 of Item 16F therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Yours very truly,

DAVIDSON & COMPANY LLP

Chartered Professional Accountants